UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant [_]

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[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                         Delta Woodside Industries, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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                         DELTA WOODSIDE INDUSTRIES, INC.
                            100 Augusta Road (29601)
                              Post Office Box 6126
                        Greenville, South Carolina 29606
                            Telephone (864) 255-4122

                          SUPPLEMENT TO PROXY STATEMENT
                                October 31, 2000

DEAR SHAREHOLDER:

         On October 25, 2000, the Company's Board of Directors amended the Company's new 2000 Stock Option Plan (the "New Stock Option Plan") as described below. The New Stock Option Plan has been submitted to the Company's shareholders for their approval at the Company's 2000 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Gunter Theatre, 320 South Main Street, Greenville, South Carolina at 9:00 a.m. on Tuesday, November 7, 2000. Certain information about the New Stock Option Plan is set forth under the heading "Item 2: Approval of Delta Woodside Industries, Inc. 2000 Stock Option Plan" in the Company's Proxy Statement dated October 6, 2000 pertaining to the Annual Meeting (the "Proxy Statement"). The information contained in this Supplement to Proxy Statement (this "Supplement") updates and supplements the information contained in the Proxy Statement.

         THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S PROXY STATEMENT DATED OCTOBER 6, 2000, WHICH YOU SHOULD ALREADY HAVE RECEIVED. THIS SUPPLEMENT CONTAINS IMPORTANT INFORMATION THAT WAS NOT INCLUDED IN THE PROXY STATEMENT DATED OCTOBER 6, 2000. PLEASE READ THE PROXY STATEMENT DATED OCTOBER 6, 2000 AND THIS SUPPLEMENT CAREFULLY, SINCE TOGETHER THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETING.

                                     ITEM 2
                   APPROVAL OF DELTA WOODSIDE INDUSTRIES, INC.
                             2000 STOCK OPTION PLAN

OCTOBER 25, 2000 AMENDMENT OF THE NEW STOCK OPTION PLAN

         On October 25, 2000, the Company's Board of Directors amended the New Stock Option Plan to provide that the Board (or the committee administering the plan) may not, without the prior approval of the Company's shareholders, (i) reprice, replace or regrant through cancellation any option previously awarded under the plan or (ii) lower the price per share at which an option previously granted under the plan may be exercised. There is an exception from the requirement of prior shareholder approval described above for adjustments to the number of shares underlying outstanding options to prevent dilution in the event of certain changes in the characteristics of the Company's common stock (such as a stock dividend, recapitalization, merger, reorganization, consolidation, stock split, reverse stock split or other similar event), the nature and extent of which adjustments will be determined solely by the Board or administrating committee. Prior to approval of this amendment, the Board or administrating committee could have permitted a grantee of an outstanding option to surrender that option in exchange for a new option covering a different number of shares, having a different exercise price and/or term or otherwise having different provisions, subject to the other requirements of the plan. The old option surrendered would no longer have been charged against the aggregate number of shares issuable pursuant to the plan. Except as described above, the New Stock Option Plan and the description of it set forth in the Proxy Statement remain unchanged by the October 25, 2000 amendment.

             THE BOARD OF DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU
              VOTE TO APPROVE THE COMPANY'S 2000 STOCK OPTION PLAN.

                            By order of the Board of Directors of the Company,

                            William H. Hardman, Jr., Secretary

APPENDIX A
                AMENDMENT TO THE DELTA WOODSIDE INDUSTRIES, INC.
                             2000 STOCK OPTION PLAN

Effective October 25, 2000, Section 12. of the Delta Woodside Industries, Inc. 2000 Stock Option Plan was amended to read in its entirety as follows:

     "12. CANCELLATION AND REPLACEMENT OF OPTIONS.
          ----------------------------------------

     Except to the extent required by Section 14., without the prior approval of the shareholders of the Company the Board (or Committee, as applicable) shall not (i) reprice, replace or regrant through cancellation any Options previously awarded under the Plan or (ii) lower the price per Share at which an Option previously granted under the Plan may be exercised."